Exhibit 99.1

Morningstar Media Contacts:

Nadine Youssef, +1 312-696-6601 or nadine.youssef@morningstar.com

Mary Kenefake, +1 312-348-3089 or mary.kenefake@morningstar.com

PitchBook Media Contact:

Peter Escher, +1 206-795-4438 or peter.escher@pitchbook.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar to Acquire PitchBook Data; Agreement Will Combine Leading Providers of Public and Private Company Research

CHICAGO, Oct. 14, 2016—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced that it has entered into a definitive agreement to acquire PitchBook Data, Inc. PitchBook, founded in 2007, delivers data, research, and technology covering the breadth of the private capital markets, including venture capital, private equity, and mergers and acquisitions (M&A). PitchBook will maintain its brand and identity and will continue to be led by founder and chief executive officer John Gabbert.

Morningstar was an early investor in PitchBook and currently owns approximately 20 percent of the company. The company expects to pay approximately $180 million (subject to working capital adjustments) for the remaining ownership interest in a transaction that values PitchBook at $225.0 million.

Morningstar President Kunal Kapoor, who has served on the board of directors for PitchBook since 2012 and will become chief executive officer of Morningstar effective Jan. 1, 2017, said, “Both Morningstar and PitchBook share the goal of bringing transparency to the investment landscape, and PitchBook is in a great position to continue its strong growth trajectory as private markets and private companies are areas of rapidly growing investor interest. Data has always been Morningstar’s sweet spot, and we look forward to working with PitchBook to help investors and advisors better understand and navigate this evolving area of the market. Over time, we plan to add some of Morningstar’s proprietary research capabilities to this dataset, and we also see meaningful opportunities to expand the business globally.”

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“I reached out to Morningstar as a potential investor seven years ago because I admired the company’s entrepreneurial spirit and innovative products,” Gabbert said. “Joining forces with Morningstar will help us enter into our next stage of growth, including developing the next-generation version of our award-winning data and software platform, investing in our world-class sales and customer support functions, and expanding our business in Europe and Asia. As investors increasingly broaden their horizons beyond traditional public markets and investments, the multi-asset capabilities Morningstar is building will become even more valuable.”

Data on private capital markets is difficult to find and often in non-standard formats, and PitchBook has built a leading market position with its comprehensive private market datasets and robust research process. PitchBook’s client count has more than tripled over the past three years (to more than 1,800), and sales bookings have grown by a compound annual growth rate of more than 70 percent for the five years ended Dec. 31, 2015. The company’s PitchBook Platform and best-in-class user interface make it easy for clients to access data, discover new connections, and conduct research on potential investment opportunities. PitchBook covers the full lifecycle of venture capital, private equity and M&A, including the limited partners, investment funds, and service providers involved. With the acquisition of PitchBook, Morningstar will be able to apply its core data and software capabilities to a new client segment: private and institutional investors.

Based in Seattle, PitchBook had $31.1 million in revenue for the trailing 12 months ended June 30, 2016. The company has more than 300 employees located in Seattle, New York, and London. Morningstar originally invested $1.2 million in PitchBook as a Series A Preferred investor in September 2009 and another $10.0 million as a Series B Preferred investor in January 2016. Subject to customary closing conditions, the two companies expect the transaction to close in the fourth quarter of 2016.

For more information, please see the accompanying fact sheet and Q&A, which are available at http://global.morningstar.com/PitchBook.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on approximately 530,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on nearly 18 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its registered investment advisor subsidiaries and had more than $185 billion in assets under advisement and management as of June 30, 2016. The company has operations in 27 countries.

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About PitchBook

The award-winning PitchBook Platform is the industry’s leading source for information on the private capital markets, including venture capital, private equity, and M&A. The Seattle-based company arms its clients with the most reliable and comprehensive data, empowering them to make more informed business decisions. Recognized as an Inc. Magazine fastest-growing company, PitchBook provides top-notch customer service to more than 1,800 clients—including some of the world’s largest financial institutions. For more information, visit PitchBook.com.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; liability related to our storage of personal information related to individuals as well as portfolio and account-level information; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations; downturns in the financial sector, global financial markets, and global economy; the effect of market volatility on revenue from asset-based fees; the effect of changes in industry-wide issuance volume from commercial mortgage-backed securities; a prolonged outage of our database, technology-based products and services, or network facilities; challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015. If any of these risks and uncertainties materializes, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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©2016 Morningstar, Inc. All rights reserved.

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